                                                       EXHIBIT 99 (A)






                 BANKBOSTON REPORTS FOURTH QUARTER NET INCOME
                      OF $235 MILLION OR $1.56 PER SHARE
                       26% GROWTH IN EPS FROM PRIOR YEAR
                    COMMON DIVIDEND RAISED 14% TO 58 CENTS

     BOSTON, January 15, 1998 -- BankBoston Corporation (NYSE: BKB) reported today fourth quarter net income of $235 million, or $1.56 per common share on a diluted basis. This compares with $226 million, or $1.47 per share, in the third quarter of 1997 and $202 million, or $1.24 per share, in the fourth quarter of 1996.

     Net income for the full year of 1997 was $879 million, or $5.65 per share, compared with net income for the full year of 1996 of $773 million, or $4.71 per share, before charges associated with the acquisition of BayBanks and items related to the sale of the mortgage banking subsidiary. Actual net income for the full year of 1996 was $650 million, or $3.93 per share.

     Operating highlights were as follows (full year 1996 amounts are before charges associated with the acquisition of BayBanks and items related to the sale of the mortgage banking subsidiary):

     . On a fully taxable equivalent basis, operating income (before credit costs) was $439 million in the fourth quarter, compared with $424 million in the prior quarter and $410 million in the fourth quarter of 1996. The growth in operating income occurred despite the previously announced October net trading losses of $20 million, which resulted from volatility in the financial markets of emerging markets countries. Total revenue for the fourth quarter was $1,039 million compared with $968 million in the third quarter, excluding a net gain of $57 million from the sale of Fidelity Acceptance Corporation. For the full year of 1997, operating income was $1,696 million, compared with $1,582 million for the full year of 1996;

     . Return on average common equity ("ROE") was 21.74% in the fourth quarter compared with 21.11% in the prior quarter and 17.71% in the fourth quarter of 1996. For the full year of 1997, ROE was 20.05%, compared with 17.36% for 1996;

     . Return on average assets ("ROA") was 1.37% in the fourth quarter compared with 1.36% in the prior quarter and 1.31% in the fourth quarter of 1996. For the full year of 1997, ROA was 1.35%, compared with 1.30% for 1996;

     . Nonaccrual loans and OREO totaled $356 million at December 31, 1997, compared with $387 million at September 30, 1997 and $452 million at December 31, 1996. Net credit losses were $60 million in the fourth quarter of 1997 compared with $61 million in the prior quarter and $75 million in the fourth quarter of 1996.

     In addition, the Board of Directors approved an increase in the quarterly dividend on common stock to 58 cents from 51 cents per share, payable on February 27, 1998 to stockholders of record on February 2, 1998.

NONINTEREST INCOME

The components of noninterest income are as follows:

    Third
  Quarter                                                  Fourth Quarter                    Twelve Months
---------                                                  --------------                  ---------------
     1997                   (in millions)                    1997    1996     Change        1997      1996      Change
---------                                                   -----   -----    -------       -----     -----     -------
     $168    Financial service fees                         $ 194   $ 147        $ 47     $  655    $  585        $ 70
       61    Net equity and mezzanine profits                  68      45          23        221       209          12
       29    Mutual fund fees                                  30      25           5        111        94          17
       37    Personal trust fees                               38      34           4        145       131          14
        7    Other trust and agency fees                        7       6           1         27        21           6
       20    Trading profits and commissions                   (9)     17         (26)        58        76         (18)
       18    Net foreign exchange trading profits              31      17          14         88        54          34
       11    Securities portfolio gains, net                   27       7          20         80        31          49
        0    Gain on sale of mortgage servicing                 0       0           0          0        13         (13)
       68    Gain on sale of Fidelity Acceptance Corp.          0       0           0         68         0          68
        0    Sale of Mortgage Bank and related items, net       0       0           0          0        (5)          5
       29    Other income                                      22      42         (20)       110       135         (25)
    -----                                                   -----   -----        ----     ------    ------        ----
     $448    Total                                           $408    $340        $ 68     $1,563    $1,344        $219
    =====                                                   =====   =====        ====     ======    ======        ====

     .    The improvement in financial service fees is detailed below.

     . Equity and mezzanine profits reflected the ongoing strong performance of the Corporation's Private Equity business. At December 31, 1997, the Private Equity portfolio had a carrying value of nearly $1 billion compared with approximately $800 million at the end of 1996.

     . Mutual fund fees improved in all comparisons, generally reflecting higher levels of fees from international operations. The combined level of assets under management in Argentina and Brazil has risen to $6.1 billion at December 31, 1997 compared with $4.2 billion at December 31, 1996. In addition, higher fees from the International Private Banking business also contributed to the increases.

     . The increase in personal trust fees from prior year periods mainly relates to an increase in domestic assets under management.

     . The current quarter level of trading account profits and commissions was affected by the previously announced losses that were incurred during October from trading in emerging markets securities. These losses were partially offset by profits generated during November and December, which also mainly resulted from trading in emerging markets securities.

     . Foreign exchange profits were strong in the fourth quarter. The increase from the third quarter was due to volatility in the world financial markets that was induced by the ongoing crisis in Asia and lead to a higher customer demand for products. The growth in foreign exchange profits in the full year comparison also reflects the Corporation's increased emphasis on this segment of its Global Capital Markets business.

     . The increase in securities gains in the quarterly comparisons mainly reflects a higher level of gains from sales of emerging markets securities. A high volume of Argentine security sales in the second quarter of 1997 also affected the full year comparison.

     . The decline in other income from the third quarter was due to lower equity earnings from affiliates and gains on sales of loans. This was partially offset by the absence of a third quarter charge of $11 million resulting from interest rate futures contracts that had been used to hedge the funding of Fidelity Acceptance Corporation.

     The components of financial service fees are as follows:

    Third
  Quarter                                            Fourth Quarter              Twelve Months
---------                                            --------------              --------------
     1997                (in millions)                1997     1996    Change     1997     1996     Change
---------                                            -----    -----    ------    -----    -----    -------
     $ 69    Deposit and ATM-related fees             $ 70     $ 59       $11     $259     $238       $ 21
       19    Letters of credit and acceptance fees      20       17         3       73       68          5
       22    Syndication and agent fees                 35       21        14       95       58         37
       11    Other loan-related fees                    10       10         0       39       38          1
        0    Net mortgage servicing fees*                0        0         0        0       29        (29)

       47    Other                                      59       40        19      189      154         35
    -----                                            -----    -----       ---    -----    -----       ----
     $168    Total                                    $194     $147       $47     $655     $585       $ 70
    =====                                            =====    =====       ===    =====    =====       ====

     *Excludes effects of contracts used to hedge prepayment risk, pending sale of the mortgage banking subsidiary, which are included in "Sale of Mortgage Bank and related items, net".

     . Deposit and ATM-related fees increased from prior year periods mainly due to repricing of certain domestic products. An increase in fees from Argentine operations also contributed to the improvement from the fourth quarter of last year.

     . Syndication and agent fees increased from all prior periods due to a higher volume of transactions generated by the Corporation's corporate finance business.

     . The decline in net mortgage servicing fees from the prior year reflected the sale of the Corporation's mortgage banking subsidiary in 1996.

     . The increase in other financial service fees from all prior periods is due mainly to growth in the Global Capital Markets business, including higher levels of advisory and underwriting fees.

NET INTEREST REVENUE

     Net interest revenue, on a fully taxable equivalent basis, was $631 million for the fourth quarter of 1997, compared with $577 million in the prior quarter and $616 million in the fourth quarter of 1996. Net interest margin was 4.20% for the fourth quarter of 1997, compared with 3.96% in the third quarter of 1997 and 4.47% in the fourth quarter of last year. For the full year of 1997, net interest revenue, on a fully taxable equivalent basis, was $2,453 million, compared with $2,360 million for the full year of 1996. On the same basis, net interest margin was 4.25% in 1997 and 4.42% in 1996.

     The improvements in net interest revenue and net interest margin from the prior quarter reflect wider spreads in Brazil resulting from volatility in the local financial markets during the fourth quarter, an increase in dividends from private equity investments, higher levels of noninterest bearing deposits and an increase in loan fees. In addition, a $1.8 billion increase in average earning assets, mainly securities and international loans, also contributed to the growth in net interest revenue.

     Compared with the prior year periods, net interest revenue improved, while net interest margin declined. The increase in net interest revenue resulted from higher levels of average earning assets, mainly securities and international loans, and an increase in dividends from private equity investments. These improvements were partially offset by the sale of Fidelity Acceptance Corporation, which was also the main reason for the declines in the margin comparisons.

NONINTEREST EXPENSE

     The components of noninterest expense are as follows:

    Third
  Quarter                                              Fourth Quarter                   Twelve Months
---------                                              --------------                ----------------
     1997                 (in millions)                 1997     1996     Change       1997      1996     Change
---------                                              -----    -----     ------     ------    ------    -------
     $318    Employee costs                             $339     $293       $ 46     $1,279    $1,168      $ 111
       86    Occupancy & equipment                        90       87          3        350       341          9
       14    Professional fees                            23       14          9         61        56          5
       25    Advertising and public relations             34       24         10        107       108         (1)
       29    Communications                               29       27          2        112       101         11
        6    Goodwill amortization                         6        7         (1)        27        24          3
      122    Other                                        79       94        (15)       384       329         55
    -----                                              -----    -----       ----     ------    ------      -----
      600    Subtotal                                    600      546         54      2,320     2,127        193

             1996 special items:
        0     Restructuring and merger-related costs       0        0         0           0       180      (180)
        0     Accelerated vesting of restricted stock      0        0         0           0         4        (4)
        1    OREO costs                                    0        2        (2)          4         9        (5)
    -----                                              -----    -----      ----      ------    ------     -----
     $601    Total                                      $600     $548      $ 52      $2,324    $2,320     $   4
    =====                                              =====    =====      ====      ======    ======     =====

     Noninterest expense, before OREO costs, was flat with the prior quarter and was affected by the following items:

     . Expenses from Latin American operations increased $20 million due to increased investment spending, including costs associated with branch expansion programs as well as advertising and promotional campaigns related to the unveiling of the new BankBoston brand. The number of Latin American employees grew by 300 during the fourth quarter and totaled approximately 6,400 at December 31, 1997. Seventeen new branches were opened in Argentina during the fourth quarter with approximately 50 more to be opened during the first half of 1998. During 1997, Brazil opened 10 new branches and is scheduled to open approximately 30 more during 1998. The increase from the third quarter was also affected by mandatory fourth quarter salary increases in Brazil.

     . Incentive compensation increased $14 million mainly in the Corporate Banking and Capital Markets businesses, reflecting higher levels of revenue from these areas. The higher level also reflected an increase in charges associated with the Corporation's performance restricted stock plan as a result of achieving certain price targets.

     . The $9 million increase in professional fees relates mainly to several consulting arrangements undertaken by the Corporation's businesses. The largest of these is the Corporation's redesign initiative which will involve a review of many processes and activities on the domestic side of the bank, including those associated with the regional consumer business.

     . Also contributing to the growth in noninterest expense from the prior quarter were higher expenses related to expatriates and growth in the levels of domestic expenses for travel, software, regional advertising, occupancy and equipment expenses.

     . The third quarter included charges of $38 million related to the regional consumer business for additional conversion costs for BayBanks, the closing of branches and changes to the Connecticut operations. In addition, contributions of $11 million were made by the Corporation in the third quarter to its Charitable Foundation.

     Compared with prior year periods, noninterest expense, before special items and OREO costs, grew $54 million from the fourth quarter and $193 million from the full year of 1996. The major drivers of these increases were investment spending in Latin America, primarily Argentina and Brazil; the ongoing buildup of the Corporation's Corporate Banking and Global Capital Markets businesses, including the launching of a Section 20 subsidiary, the formation of a high yield desk, and higher incentive compensation in line with the growth in revenues; and expenses incurred in connection with the Corporation's Millennium project. In addition, the third quarter of 1997 charges discussed above contributed to the increase in the full year comparison. The growth in expenses from these areas more than offset incremental expense savings achieved from the consolidation of BayBanks into the Corporation.

CREDIT PROFILE

Loan and Lease Portfolio

     The segments of the lending portfolio are as follows:

  (in millions)                                12-31-97    9-30-97    6-30-97    3-31-97    12-31-96
                                              ---------   --------   --------   --------   ---------
  United States Operations:
    Commercial, industrial and financial        $15,268    $15,062    $14,527    $14,203     $13,162
    Commercial real estate
      Construction                                  271        317        314        265         284
      Other commercial real estate                4,211      3,845      3,398      3,129       3,240
    Consumer-related loans:
      Residential mortgages                       2,570      2,720      3,016      3,067       3,184
      Home equity loans                           2,823      2,952      2,924      2,908       2,878
      Credit card                                 1,756      1,596      1,488      1,404       1,395
      Other                                       2,956      3,118      4,739      4,708       5,503
    Lease financing                               1,938      1,880      1,780      1,766       1,816
    Unearned income                                (302)      (293)      (277)      (275)       (287)
                                              ---------   --------   --------   --------   ---------
                                                 31,491     31,197     31,909     31,175      31,175
                                              ---------   --------   --------   --------   ---------
  International Operations:
    Commercial                                   10,159      9,261      8,643      8,208       8,306
    Consumer-related loans:
      Residential mortgages                         947        893        781        744         699
      Credit card                                   182        155        148        137         145
      Other                                         828        678        566        501         461
    Lease financing                                 452        345        357        338         368
    Unearned Income                                 (79)       (68)       (91)       (84)        (93)
                                              ---------   --------   --------   --------   ---------
                                                 12,489     11,264     10,404      9,844       9,886
                                              ---------   --------   --------   --------   ---------
  Total loans and lease financing               $43,980    $42,461    $42,313    $41,019     $41,061
                                              =========   ========   ========   ========   =========

     Loans and leases were $44.0 billion at December 31, 1997, compared with $42.5 billion at September 30, 1997. The growth was due to a $1.2 billion increase in the international portfolio, including a $600 million increase in Argentine loans, which reflected growth in both the commercial and consumer portfolios. In addition, temporary financings related to Brazilian privatizations contributed to the increase. The $300 million increase in the domestic portfolio reflects higher levels of commercial loans, partially offset by a decrease in consumer loans. Commercial loan levels are affected by the timing of syndication activities, while the decline in consumer loans was due to the ongoing runoff of the indirect auto portfolio combined with loan sales. The increase in the credit card portfolio principally occurred in the national business. The previously announced agreement to form a credit card joint venture with Bank of Montreal and First Annapolis has been extended into the first quarter of 1998. Discussions to complete the transaction, which remains subject to receipt of certain regulatory approvals, continue.

Nonaccrual Loans and OREO

     Nonaccrual loans and OREO amounted to $356 million at December 31, 1997, compared with $387 million at September 30, 1997, and $452 million at December 31, 1996. Nonaccrual loans and OREO represented .8% of related assets at December 31, 1997, compared with .9% at September 30, 1997 and 1.1% at December 31, 1996.

     The components of consolidated nonaccrual loans and OREO are as follows:

  (in millions)                                 12-31-97   9-30-97   6-30-97   3-31-97   12-31-96
                                               ---------  --------  --------  --------  ---------
  Domestic nonaccrual loans:
    Commercial, industrial and financial            $ 59     $  68     $  39     $  72     $   82
    Commercial real estate
      Construction                                     3         4         3         4          6
      Other commercial real estate                    40        44        48        47         67
    Consumer-related loans
      Residential mortgages                           50        51        56        65         57
      Home equity loans                               14        26        26        25         23
      Credit card                                     26        22        22        23         17
      Other                                           20        23        44        41         44
                                               ---------  --------  --------  --------  ---------
                                                     212       238       238       277        296
                                               ---------  --------  --------  --------  ---------
  International nonaccrual loans:
    Commercial                                        64        58        72        82         74
    Consumer-related loans
      Residential mortgages                           28        31        29        26         22
      Credit card                                      4         3         4         4          4
      Other                                           12         7         8         7          6
                                               ---------  --------  --------  --------  ---------
                                                     108        99       113       119        106
                                               ---------  --------  --------  --------  ---------
      Total nonaccrual loans                         320       337       351       396        402
  OREO                                                36        50        47        49         50
                                               ---------  --------  --------  --------  ---------
      Total                                         $356      $387      $398      $445       $452
                                               =========  ========  ========  ========  =========

Provision and Reserve for Credit Losses

     The reserve for credit losses at December 31, 1997 was $712 million, or 1.62% of outstanding loans and leases, compared with $729 million, or 1.72% at September 30, 1997, and $883 million, or 2.15% at December 31, 1996. The reserve for credit losses was 222% of nonaccrual loans at December 31, 1997, 216% at September 30, 1997, and 220% at December 31, 1996.

     The provision for credit losses was $40 million in fourth and third quarters of 1997, compared with $60 million in the fourth quarter of 1996. For the full year of 1997, the provision for credit losses was $200 million, compared with $231 million for the full year of 1996.

     Net credit losses were $60 million in the fourth quarter of 1997, compared with $61 million in the third quarter of 1997 and $75 million in the fourth quarter of 1996. Net credit losses as a percent of average loans and leases on an annualized basis were .55% in the fourth quarter of 1997, compared with .57% for the third quarter of 1997 and .71% for the fourth quarter of 1996.

     The decline from the prior year in the provision, reserve and related ratios, primarily reflects the Corporation's decision to exit its national consumer business, including the third quarter sale of Fidelity Acceptance Corporation.

     Net credit losses were as follows:

      Third
    Quarter                                              Fourth Quarter      Twelve Months
-----------                                             ---------------    ---------------
       1997               (in millions)                   1997     1996      1997     1996
-----------                                             ------    -----    ------    -----
                Domestic
        $ 2      Commercial, industrial and financial      $ 8      $ 3    $  33     $   8
         (2)     Commercial real estate                      0       16       (5)       31
                 Consumer-related loans:
          1       Residential mortgages                      2        2        4        11
         24       Credit card                               25       13       92        27
          2       Home equity loans                          2        3        8         7
         12       Other                                     15       26       96       109
      -----                                              -----    -----    -----     -----
         39                                                 52       63      228       193
                International
         12      Commercial                                 (3)       4       13         5
                 Consumer-related loans:
          4       Credit card                                3        3       13         5
          6       Other                                      8        5       25        27
      -----                                              -----    -----    -----     -----
         22                                                  8       12       51        37
      -----                                              -----    -----    -----     -----
        $61       Total                                    $60      $75     $279      $230
      =====                                              =====    =====    =====     =====

THE CORPORATION

     BankBoston, with assets of $69.3 billion, was founded in 1784. BankBoston is engaged in: consumer banking in southern New England; financing to selected corporations regionally, nationally and internationally; and full-service banking in key Latin American markets. The Corporation and its subsidiaries operate through a network of offices in the U.S. and through more than 100 offices in 23 countries in Latin America, Europe and Asia, the third largest overseas network of any U.S. bank. The Corporation's common and preferred stocks are listed on the New York and Boston stock exchanges.

                           CONSOLIDATED BALANCE SHEET
(dollars in millions)

        September 30                                                                December 31
      --------------                                                         ------------------
                1997                                                           1997        1996
      --------------                                                         ------      ------
                         Assets
                          Securities:
             $ 9,425       Available for sale                               $ 9,869     $ 7,792
                 654       Held to maturity                                     636         692

              42,461      Loans and lease financing                          43,980      41,061
                (729)     Reserve for credit losses                            (712)       (883)
             -------                                                        -------     -------
              41,732       Net loans and lease financing                     43,268      40,178

               6,901      Other earning assets                                5,420       4,729
               9,518      Cash and other nonearning assets                   10,075       8,915
             -------                                                        -------     -------
             $68,230       Total Assets                                     $69,268     $62,306
             =======                                                        =======     =======

                          Liabilities and Stockholders' Equity
             $44,655       Deposits                                         $45,761     $42,831
              12,585       Funds borrowed                                    11,723       9,136
               2,781       Notes payable                                      2,941       2,843
               3,080       Other liabilities                                  3,486       2,062
                           Guaranteed preferred beneficial interests in
                 747         corporation's junior subordinated debentures       747         500
             -------                                                        -------     -------
              63,848       Total Liabilities                                 64,658      57,372
             -------                                                        -------     -------

                          Stockholders' Equity
                 278       Preferred equity                                     278         508
               4,104       Common equity                                      4,332       4,426
             -------                                                        -------     -------
               4,382        Total Stockholders' Equity                        4,610       4,934
             -------                                                        -------     -------
             $68,230        Total Liabilities and Stockholders' Equity      $69,268     $62,306
             =======                                                        =======     =======

                           SELECTED AVERAGE BALANCES

      Quarter Ended                                                     Quarters Ended             Twelve Months Ended
-------------------                                               --------------------             -------------------
       September 30                                                        December 31                     December 31
-------------------                                               --------------------             -------------------
               1997                                                  1997         1996               1997         1996
-------------------                                               -------      -------           --------     --------
                       Assets
            $42,429     Loans and lease financing                 $43,242      $41,835            $42,383      $40,589
              9,661     Securities                                 10,538        8,029              9,741        8,122
             57,769     Total earning assets                       59,554       54,819             57,708       53,410
             65,704     Total assets                               68,092       61,056             65,263       59,523
                       Liabilities and Stockholders' Equity
             35,098     Interest bearing deposits                  35,834       34,739             34,922       34,491
              7,891     Noninterest bearing deposits                8,418        7,292              7,931        7,112
            -------                                               -------      -------            -------      -------
             42,989      Total deposits                            44,252       42,031             42,853       41,603
              3,336     Notes payable                               3,524        2,983              3,382        2,666
             50,801     Total interest bearing liabilities         52,088       47,079             50,168       45,908
              4,080     Common stockholders' equity                 4,202        4,317              4,227        4,236
              4,548     Total stockholders' equity                  4,480        4,825              4,667        4,744

                              NUMBER OF EMPLOYEES

                                                              Dec 31           Sept. 30            Dec 31
                                                               1997              1997               1996
                                                           -----------       -----------        -----------
  Full time equivalent employees                                21,500            21,200             22,000

                        CONSOLIDATED STATEMENT OF INCOME

(dollars in millions, except per share amounts)

    Quarter Ended                                                           Quarters Ended      Twelve Months Ended
     September 30                                                              December 31              December 31
-----------------                                                    ---------------------     --------------------
             1997                                                        1997         1996         1997        1996
-----------------                                                    --------    ---------     --------    --------
         $1,266.8    Interest income                                 $1,341.5     $1,250.1     $5,164.1    $4,892.4
            695.7    Interest expense                                   720.0        638.9      2,735.5     2,552.8
         --------                                                    --------     --------     --------    --------
            571.1     Net interest revenue                              621.5        611.2      2,428.6     2,339.6
             40.0    Provision for credit losses                         40.0         60.0        200.0       231.0
         --------                                                    --------     --------     --------    --------
                      Net interest revenue after provision
            531.1     for credit losses                                 581.5        551.2      2,228.6     2,108.6
         --------                                                    --------     --------     --------    --------
                     Noninterest income:
            168.4     Financial service fees                            193.6        146.6        655.3       473.8
             72.8     Trust and agency fees                              74.8         65.0        283.0       246.0
             19.9     Trading profits and commissions                    (8.6)        17.2         58.3        75.8
             11.3     Securities portfolio gains, net                    27.4          (.8)        79.5        23.2
            175.8     Other income                                      121.2        111.5        487.0       525.4
         --------                                                    --------     --------     --------    --------
            448.2      Total noninterest income                         408.4        339.5      1,563.1     1,344.2
         --------                                                    --------     --------     --------    --------
                     Noninterest expense:
            263.8     Salaries                                          283.0        254.5      1,064.7       983.4
             54.0     Employee benefits                                  56.3         44.4        214.2       194.7
             49.6     Occupancy expense                                  51.3         50.6        203.8       202.6
             36.1     Equipment expense                                  38.4         36.2        146.0       138.6
            197.0     Other expense                                     171.4        160.4        691.1       611.0
         --------                                                    --------     --------     --------    --------
            600.5      Subtotal                                         600.4        546.1      2,319.8     2,130.3
              0.0     Restructuring and merger-related costs              0.0          0.0          0.0       180.0
              0.8     OREO costs                                          0.1          1.8          4.1         9.2
         --------                                                    --------     --------     --------    --------
            601.3      Total noninterest expense                        600.5        547.9      2,323.9     2,319.5
         --------                                                    --------     --------     --------    --------

            378.0    Income before income taxes                         389.4        342.8      1,467.8     1,133.3
            152.3     Provision for income taxes                        154.7        141.3        588.6       483.1
         --------                                                    --------     --------     --------    --------
         $  225.7    NET INCOME                                      $  234.7     $  201.5     $  879.2    $  650.2
         ========                                                    ========     ========     ========    ========


                     NET INCOME PER COMMON SHARE:
         $   1.49     Basic                                          $   1.59     $   1.26     $   5.73    $   3.99
         $   1.47     Diluted                                        $   1.56     $   1.24     $   5.65    $   3.93
         $    .51    DIVIDENDS PAID PER COMMON SHARE                 $    .51     $    .44     $   1.97    $   1.69

                     Average number of common shares, in thousands:
          145,383     Basic                                           145,241      152,975      147,959     153,529
          147,842     Diluted                                         147,309      155,157      150,040     156,112

         $    8.6    Preferred dividends                             $    4.4     $    9.4     $   31.7    $   37.4


                                   Other Data


(dollars in millions, except per share amounts)

    Quarter Ended                                                               Quarters Ended                Twelve Months Ended
-----------------                                                              ---------------                -------------------
     September 30                                                                  December 31                       December  31
-----------------                                                              ---------------                -------------------

             1997                                                      1997               1996            1997               1996
-----------------                                                    ------             ------          ------             ------

                     EARNINGS PER SHARE BEFORE SPECIAL ITEMS*:
$1.49                 Basic                                          $ 1.59             $ 1.26        $   5.73           $   4.79
$1.47                 Diluted                                        $ 1.56             $ 1.24        $   5.65           $   4.71

                     RETURN ON AVERAGE TOTAL ASSETS (ANNUALIZED):
1.36%                 Net income                                       1.37%              1.31%           1.35%              1.09%

1.36%                 Net income before special items*                 1.37%              1.31%           1.35%              1.30%


                     RETURN ON AVERAGE COMMON EQUITY (ANNUALIZED):
21.11%                Net income                                      21.74%             17.71%          20.05%             14.47%

21.11%                Net income before special items*                21.74%             17.71%          20.05%             17.36%


                     * Based on net income of $235 million in the fourth quarter of 1997, $226 million in the third quarter of 1997, and $202 million in the fourth quarter of 1996.

                     CONSOLIDATED NET INTEREST REVENUE AND MARGIN:
                      Net interest revenue, fully taxable
$576.5                equivalent basis                               $631.1             $616.5        $2,453.0           $2,360.0
3.96%                 Net interest margin                              4.20%              4.47%           4.25%              4.42%


4.01%                DOMESTIC NET INTEREST MARGIN (ESTIMATED)          4.30%              4.65%           4.36%              4.54%

3.83%                INTERNATIONAL NET INTEREST MARGIN (ESTIMATED)     3.97%              3.97%           3.98%              4.05%



     September 30                                                             December 31
-----------------                                                   ---------------------
             1997                                                       1997         1996
-----------------                                                   --------     --------
                     COMMON STOCKHOLDERS' EQUITY:
         $  4,104    Common stockholders' equity                    $  4,332     $  4,426
          144,535    Common shares outstanding, in thousands         145,707      153,173
                     Per common share:
         $  28.40     Book value                                    $  29.73     $  28.89
            88.44     Market value                                     93.94        64.25

                     CAPITAL RATIOS/REGULATORY CAPITAL:
            5.56%    Tangible Common Equity ratio                       5.81%        6.49%
                     Risk-based capital ratios:                     Estimate
             7.8%     Tier 1 capital ratio (minimum required 4.00%)      7.9%         9.2%
            11.7%     Total capital ratio (minimum required 8.00%)      12.0%        13.6%
             7.2%    Leverage ratio                                      7.3%         8.2%
         $  4,626    Tier 1 capital                                 $  4,971     $  4,954
            6,930    Total capital                                     7,519        7,291
           59,079    Total risk-adjusted assets                       62,769       53,583

                           RESERVE FOR CREDIT LOSSES

(dollars in millions)
        Quarter Ended                                             Quarters Ended        Twelve Months Ended
         September 30                                                December 31                December 31
---------------------                                         ------------------      ---------------------
                 1997                                           1997        1996          1997         1996
---------------------                                         ------      ------       -------      -------
              $ 844.7     Beginning balance                   $729.1      $896.7       $ 883.3      $ 889.2

                 40.0     Provision for credit losses           40.0        60.0         200.0        231.0
                  0.0     Reserve of acquired companies          2.7         1.5           2.7          3.7
               (94.7)     Reserves of companies sold             0.0         0.0         (94.7)       (10.9)

               (80.0)     Credit losses                        (83.2)      (98.1)       (366.4)      (310.2)
                 19.1     Recoveries                            23.0        23.2          86.7         80.5
              -------                                         ------      ------       -------      -------
                (60.9)     Net credit losses                   (60.2)      (74.9)       (279.7)      (229.7)
              -------                                         ------      ------       -------      -------

              $ 729.1     Ending balance                      $711.6      $883.3       $ 711.6      $ 883.3
              =======                                         ======      ======       =======      =======

                 1.72%    Reserve as a % of loans and leases    1.62%       2.15%         1.62%        2.15%
              =======                                         ======      ======       =======      =======

                  216%    Reserve as a % of nonaccrual loans     222%        220%          222%         220%
              =======                                         ======      ======       =======      =======